UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2016

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Kforce Inc.
(Exact name of registrant as specified in its charter)

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FLORIDA	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 East Palm Avenue, Tampa, Florida 33605
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (813) 552-5000
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On April 29, 2016, Kforce Inc. (“Kforce”) increased the size of its Board of Directors to ten people and appointed Ann E. Dunwoody to the vacancy created by such increase. General Dunwoody (U.S. Army - Ret.) will serve on the Board effective immediately and will stand for election to the Board, along with the other Class II Directors, at Kforce’s annual meeting of shareholders next year.
General (Ret.) Dunwoody was the first woman in U.S. military history to achieve the rank of four-star general. From 2008 until her retirement in 2012, she led and ran the largest global logistics command in the Army comprising 69,000 military and civilian individuals, located in all 50 states and over 140 countries with a budget of $60 billion dollars. General (Ret.) Dunwoody also served as a strategic planner for the Chief of Staff of the Army. During her 38-year military career, she was decorated for distinguished service and has received many major military and honorary awards. General (Ret.) Dunwoody currently serves on the Board of Directors of Republic Services Inc., L-3 Communications and Logistics Management Institute. She also serves on the Council of Trustees for the Association of the United States Army and the Board of Trustees for the Florida Institute of Technology and she is the president of First 2 Four LLC, a leadership mentoring and strategic advisory services company that offers visionary insights for managing large organizations to posture them for the future.
General Dunwoody (U.S. Army - Ret.) will also serve on Kforce’s Governance Committee, effective immediately and she will participate in the standard director compensation arrangements applicable to Kforce’s non-employee directors, as described in the Proxy Statement filed with the Securities and Exchange Commission on March 18, 2016.
Other than the compensation from Kforce set forth in the preceding paragraph, no arrangement or understanding exists between General (Ret.) Dunwoody and any other persons, pursuant to which she was appointed as a director of Kforce. In addition, there are no transactions or proposed transactions, to which Kforce is a party, or intended to be a party, in which General (Ret.) Dunwoody has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kforce Inc.
(Registrant)

Date: May 2, 2016	By:	/s/ DAVID M. KELLY
David M. Kelly
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: May 2, 2016	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman
Senior Vice President, Finance & Accounting
(Principal Accounting Officer)